SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 23, 2003

Date of Report (Date of earliest event reported)

Wabash National Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(765) 771-5310

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 4

SIGNATURES
EXHIBIT INDEX
Press Release dated July 23, 2003

Item 9. Regulation FD Disclosure.

     Wabash National Corporation is making the presentation attached hereto as Exhibit 99.1 and incorporated herein by reference to various investors on July 23, 24 and 27 in connection with its $100 million offering of five-year senior unsecured notes that will be convertible into shares of Wabash’s common stock, subject to market and other conditions.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: July 23, 2003	By:	/s/ MARK R. HOLDEN

Mark R. Holden Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Wabash National Corporation Presentation for $100 Million Convertible Notes Offering dated July 23, 2003